SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                           MIDWAY AIRLINES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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
                           MIDWAY AIRLINES CORPORATION
                                2801 Slater Road
                                    Suite 200
                        Morrisville, North Carolina 27560
                                 (919) 595-6000



                                 April 26, 2000



Dear Shareholder:


         You are cordially invited to attend the Annual Meeting of Shareholders of Midway Airlines Corporation (the "Company") to be held at 10:00 a.m., Eastern Daylight Saving Time, on Thursday, May 25, 2000, at the Embassy Suites on Harrison Boulevard in Cary, North Carolina.

         This year, we will have a brief agenda asking you to consider only one proposal concerning election of directors. This matter is explained more fully in the attached proxy statement, which you are encouraged to read. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

         The Board of Directors recommends that you approve the proposal and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

         Thank you for your cooperation.


                                        Sincerely,


                                        /s/ Robert R. Ferguson III
                                        --------------------------
                                        Robert R. Ferguson III
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

                           MIDWAY AIRLINES CORPORATION
                                2801 Slater Road
                                    Suite 200
                        Morrisville, North Carolina 27560
                                 (919) 595-6000


        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2000

         Notice is hereby given that the Annual Meeting of Shareholders of Midway Airlines Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 25, 2000, at 10:00 a.m., Eastern Daylight Saving Time, at the Embassy Suites on Harrison Boulevard in Cary, North Carolina, for the following purposes:

                  (l) To elect one Class III director of the Company to hold office until the Annual Meeting of Shareholders to be held in 2003 or until his respective successor is duly elected and qualified; and

                  (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The holders of record of Common Stock at the close of business on April 5, 2000, will be entitled to vote at the meeting.


                                             By Order of the Board of Directors,


                                             /s/ Jonathan S. Waller
                                             ----------------------
                                             Jonathan S. Waller
                                             Secretary
April 26, 2000

EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

                           MIDWAY AIRLINES CORPORATION
                                2801 Slater Road
                                    Suite 200
                        Morrisville, North Carolina 27560
                                 (919) 595-6000

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2000

         This Proxy Statement is furnished to the shareholders of Midway Airlines Corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders to be held on Thursday, May 25, 2000, at 10:00 a.m., Eastern Daylight Saving Time, at the Embassy Suites on Harrison Boulevard in Cary, North Carolina, or any adjournment thereof.

         Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted by the persons named in the proxy (i) "for" the Class III director nominee listed therein, and (ii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company at the above address at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about April 26, 2000, to shareholders of record on April 5, 2000 (the "Record Date").

         At the close of business on the Record Date, there were outstanding and entitled to vote 8,613,595 shares of Common Stock, par value $.01 per share (the "Common Stock"). There are no other voting securities of the Company outstanding.

         The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock having voting power with respect to a subject matter (excluding shares held by the Company for its own account) is necessary to constitute a quorum for the transaction of business with respect to such subject matter at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the meeting is discussed under each item.

                                    PROPOSAL
                                    --------

ELECTION OF CLASS III DIRECTOR

GENERAL

         One director will be elected at the Meeting to serve as the Class III Director of the Company's Board of Directors until the 2003 Annual Meeting of Shareholders or until such person's successors shall be duly elected and qualified. The Board of Directors recommends a vote for Gregory Harding-Brown as the Class III Director. Mr. Harding-Brown is currently a director of the Company.

         Unless contrary instructions are set forth in the proxies, it is intended that the persons executing a proxy will vote all shares represented by such proxy for the election as director of Mr. Harding-Brown as a Class III director. Should Mr. Harding-Brown become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that Mr. Harding-Brown will be unable or unwilling to serve if elected.

         There is currently one Class III directorship up for election. Proxies cannot be voted for other than such directorship.

DIRECTORS

         Set forth below is certain information concerning the current directors of the Company, including the nominee for election as director at the Meeting, with each person's business experience for at least the past five years:

                                                       PRESENT
                                                    POSITION WITH               BEGAN              EXPIRATION OF
          NAME                    AGE                THE COMPANY            DIRECTORSHIP           PRESENT TERM
          ----                    ---                -----------            ------------           ------------
Robert R. Ferguson III            51              President, Chief              1997                   2001
                                                 Executive Officer,
                                                  Chairman of the
                                                 Board and Class I
                                                     Director
   W. Greyson Quarles            58               Class I Director              1997                   2001

    Timothy R. Smith             51              Class II Director              2000                   2002

 Gregory J. Robitaille           36              Class II Director              1997                   2002

 Gregory Harding-Brown           44              Class III Director             1998                   2000

         ROBERT R. FERGUSON III has served as Chairman of the Board, President and Chief Executive Officer of the Company since February 1997. From October 1994 to February 1997, Mr. Ferguson served as President of Belmont Aviation, L.L.C., an aviation consulting firm. From August 1991 to October 1994, Mr. Ferguson held various executive positions, including Chief Executive Officer at Continental Airlines, Inc. Mr. Ferguson also serves on the Board of Directors of Capital Cargo International Airlines, Inc., an air freight company.

         W. GREYSON QUARLES has been a director of the Company since February 1997 and has served as Chief Financial Officer of SAS Institute, Inc., a computer software corporation, since 1982.

         TIMOTHY R. SMITH has been a director of the Company since February 2000 and has been the Owner and President of T.R. Smith, Inc. and S&R Realty Investments for many years. Mr. Smith serves on numerous Boards of Directors, primarily involved in community, educational and cultural activities.

         GREGORY J. ROBITAILLE has served as a Director of the Company since February 1997 and is the President and Chief Executive Officer of iDine.com, Inc., a wholly owned subsidiary of Transmedia Network, Inc. (NYSE: TMN). Previously, Mr. Robitaille was managing director with Equity Group Investments, Inc., which is an affiliate of Zell/Chilmark Fund, L.P., from October 1995 to April 2000. From September 1991 to September 1995, he served as a Vice President of the Corporate Finance Department of Rauscher Pierce Refsnes, Inc., an investment banking firm.

         GREGORY HARDING-BROWN has served as a director of the Company since August 1998 and is the retired co-founder of Pegasus Aviation Group, a commercial jet aircraft lessor with other operations in the areas of aircraft maintenance, engine leasing and aircraft parts sales. Mr. Harding-Brown worked with Pegasus Aviation Group from December 1990 to November 1997. Since April 1998, Mr. Harding-Brown has served as President of Discovery Investment Corporation, a privately held investment corporation. Mr. Harding-Brown also serves on the Board of Directors of Capital Cargo International Airlines, Inc., an air freight company.

BOARD OF DIRECTORS MEETINGS; COMPENSATION AND COMMITTEES OF THE BOARD OF
DIRECTORS

         Board of Directors Meetings were held on six occasions in 1999. The members of the Board of Directors attended all Board of Directors meetings in 1999 either in person or by telephone with the exception of one meeting that Mr. Quarles did not attend. Each non-employee member of the Board of Directors is paid a fee of $2,000 for each meeting of the Board of Directors attended (either in person or by telephone) by that member, and a quarterly retainer of $2,500.

         The Board of Directors has established and appointed members of the Board of Directors to serve upon an Audit Committee and upon a Compensation Committee. Each non-employee member of the Audit Committee and of the Compensation Committee receives a $500 fee for attending a committee meeting (either in person or by telephone). The Board of Directors has not provided for the establishment of an executive committee or a nominating committee.

         The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent public accountants to audit annually the books and records of the Company, discuss with the independent auditors and internal auditors the scope and results of audits, and approve and review any non-audit services performed by the Company's independent auditing firm. The Audit Committee is comprised of Mr. Robitaille and Mr. Quarles. The Audit Committee met twice in 1999.

         The duties of the Compensation Committee are to provide a general review of the Company's compensation and benefit plans to ensure that they meet the Company's objectives. In addition, the Compensation Committee approves the Chief Executive Officer's compensation and reviews the Chief Executive Officer's recommendations on the compensation of all other officers of the Company, the grant of awards under the Company's then existing compensation and benefit plans and the adoption of major Company compensation policies and practices. The Compensation Committee reports its recommendations to the Board of Directors for approval and authorization. During 1999 the Compensation Committee was comprised of Mr. Wolf and Mr. Harding-Brown. Mr. Wolf resigned as a member of the Board of Directors in November 1999 and his position on the Compensation Committee has not yet been filled. The Compensation Committee met once in 1999.

VOTE REQUIRED

         The one nominee receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as director. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the nominee in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for the nominee will result in the respective nominee receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

INFORMATION REGARDING EXECUTIVE OFFICERS

         Set forth below is certain information concerning each executive officer of the Company as of April 26, 2000, with each person's business experience for at least the past five years:

         Name                           Age      Title
         ----                           ---      -----
         Robert R. Ferguson III         51       Chairman of the Board, President and Chief Executive Officer
         Steven Westberg                45       Executive Vice President and General Manager
         Jonathan S. Waller             39       Senior Vice President, General Counsel and Secretary
         Alex Dietz                     36       Vice President - Revenue Management & Marketing
         Thomas Duffy, Jr.              44       Vice President - Maintenance
         Lyn Hittle                     47       Vice President - Accounting & Financial Planning and Controller
         Paul Kinstedt                  38       Vice President - Customer Service
         Gary Marsh                     58       Vice President - Operations
         Florence Shaughnessy-Cox       44       Vice President - In-Flight Services
         J. Carl Zeigler                39       Chief Information Officer

         ROBERT R. FERGUSON III has served as Chairman of the Board, President and Chief Executive Officer of the Company since February 1997. From October 1994 to February 1997, Mr. Ferguson served as President of Belmont Aviation, L.L.C., an aviation consulting firm. Prior to that, he held various executive positions at Continental Airlines, Inc., last serving as Chief Executive Officer, President and Director from August 1991 to October 1994. Mr. Ferguson also serves on the Board of Directors of Capital Cargo International Airlines, Inc., an air freight company.

         STEVEN WESTBERG has served as Executive Vice President and General Manager since February 2000. Prior to that time and since December 1995, he served as Senior Vice President and Chief Financial Officer of the Company. Mr. Westberg held various positions at Continental Airlines, Inc. from 1991 to February 1995, last serving as Vice President of Corporate Planning. From February 1995 to December 1995, Mr. Westberg served as Vice President of Belmont Aviation, L.L.C., an aviation consulting firm. Mr. Westberg also serves on the Board of Directors of Capital Cargo International Airlines, Inc.

         JONATHAN S. WALLER has served as Senior Vice President, General Counsel and Secretary of the Company since July 1995. From April 1989 to July 1995, Mr. Waller was an attorney in private practice with the Chicago, Illinois law firm of Rosenberg & Liebentritt, becoming a partner of the firm in January 1994.

         ALEX DIETZ has served as Vice President of Revenue Management and Marketing since October 1999. Prior to that time, since April 1998, Mr. Dietz was the Company's Director of Pricing and Revenue Management. From July 1997 to February 1998, Mr. Dietz served as Director of Pricing and Revenue Management for Western Pacific Airlines. From July 1991 to June 1997, Mr. Dietz served in many positions with SABRE Decision Technologies, ultimately serving as a Senior Manager. Mr. Dietz worked for American Airlines, Inc. prior to 1991.

         THOMAS DUFFY, JR. has served as Vice President - Maintenance of the Company since August 1995. Prior to that time and since August 1993, Mr. Duffy served as Director of Maintenance for the Company. From May 1992 until August 1993, Mr. Duffy served as Manager of Maintenance Sales with Triad International Maintenance Co.

         LYN HITTLE has served as Vice President - Accounting and Financial Planning since April 1, 2000. Prior to that time and since October 1995, Mrs. Hittle served as Controller and Director of Treasury Management for the Company. Mrs. Hittle worked as a Certified Public Accountant in Pennsylvania from 1991 to October 1995.

         PAUL KINSTEDT has served as Vice President - Customer Service of the Company since January 2000. Prior to that time and since September 1994, Mr. Kinstedt served as the Company's Director of Flight Operations and as its Manager of Flight Operations from the inception of the Company in 1993. Mr. Kinstedt began his airline career in 1982 with the former Midway Airlines, Inc. where he held various positions in customer service and dispatch.

         GARY MARSH has served as Vice President - Operations of the Company since July 1998. Prior to that time and since December 1993, Mr. Marsh served as Vice President of Operations for USAirways Express/Allegheny Airlines. From November 1978 to December 1993, Mr. Marsh served as a line pilot and ultimately served as Vice President - Operations for Air Wisconsin.

         FLORENCE SHAUGHNESSY-COX has served as Vice President - In-Flight since September 1998. Prior to that time and since March 1997, Ms. Cox served as the Company's Director of Inflight. From August 1993 until July 1995, Ms. Cox served as the Company's Quality Assurance Coordinator for inflight services and as an instructor of inflight services. Ms. Cox did not work from July 1995 to March 1997.

         J. CARL ZEIGLER has served as Chief Information Officer of the Company since November 1997. From January 1997 to November 1997, Mr. Zeigler served as the Director of Engineering for DBStar, Inc., a software developer. From January 1996 to December 1996, Mr. Zeigler served as Vice President of Technology at UNIXware Technology Group, Inc. From December 1985 to December 1995, Mr. Zeigler served as Manager, Open Systems Research and Development for SAS Institute, Inc.



AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

         The Company has agreements with three of the named executive officers (Messrs. Ferguson, Waller and Westberg) that provide that each such officer is entitled to benefits if such officer's employment is ended by the Company other than for reason of death or disability or for cause (as defined in the agreements). In general, the benefits provided are: (a) a cash termination payment equal to one year's annual compensation at the rate then in effect or continuing salary payments of up to one year following the date of termination;
(b) payments allowing for the officer to obtain medical benefits comparable to those received by the officer in the preceding fiscal year for up to one year following termination; (c) outplacement services; (d) airline travel privileges on Midway for the executive and his/her spouse for their lifetime and their dependent children; and (e) household relocation assistance. Messrs. Ferguson, Waller and Westberg's agreements have no certain termination date. Mr. Ferguson's agreement does not provide him with the benefits described in clauses
(b), (c), (d) and (e) above.

SUMMARY COMPENSATION TABLE

The following table shows all the cash compensation paid or to be paid by the Company or its subsidiaries as well as certain other compensation paid or accrued during the fiscal years indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for such period in all capacities in which they serve. In the table, amounts paid as Bonus are shown as paid in the fiscal year to which the Bonus relates.

                                                                                            Long Term
                                                                                          Compensation
                                                                                          ------------
                                                        Annual Compensation                 Common
                                                  -------------------------------------     Stock
                                                                          Other Annual      Underlying       All Other
                                                  Salary         Bonus    Compensation      Options         Compensation
Name and Principal Position              Year     ($)            ($)           ($)          (# of shares)      ($)
---------------------------              ----     ------         ------   ------------      -------------   ------------
Robert R. Ferguson III (1)               1997     177,036(1)    59,415(2)   124,608(5)        781,250           -
      Chairman of the Board, President   1998     225,000      253,332(3)   -                 -                 -
      and Chief Executive Officer        1999     275,000       54,998(4)                     -                 -

Steven Westberg                          1997     170,385       14,098(2)   36,041(5)         111,997           247,500(6)
      Senior Vice President and          1998     175,000       51,015(3)   -                 -                 -
      Chief Financial Officer            1999     191,715       9,796 (4)   -                 -                 -
                                                                                              -
Jonathan S. Waller                       1997     164,303       13,777(2)   -                 27,999            247,500(6)
      Senior Vice President, General     1998     167,500       45,339(3)   -                 -                 -
      Counsel, and Secretary             1999     176,748       9,305 (4)   -                                   -

Mark J. Coleman (7)                      1997     -             -           -                 -                 -
      Senior Vice President,             1998     116,731       21,936(3)   1,766             -                 -
      Sales and Marketing                1999     174,426       -           -                 -                 -

Thomas Duffy, Jr.                        1997     103,032       8,942 (2)   -                 27,999             46,000(6)
      Vice President, Maintenance and    1998     115,000       20,528(3)   -                 -                 -
      Engineering                        1999     133,115       7,872 (4)   -                 -                 -

(1)  Mr. Ferguson became an executive officer of the Company in February 1997.
(2) Includes amount paid to all eligible full-time employees plus an amount proportionate to that paid to all full-time employees under the Company's bonus plan, plus $50,000 to Mr. Ferguson, $5,000 each to Mr. Westberg and Mr. Waller, and $3,500 to Mr. Duffy.
(3) Includes amount proportionate to that paid to eligible employees under the Company's bonus plan, plus $235,000 to Mr. Ferguson, $35,000 to Mr. Westberg, $30,000 to Mr. Waller, $11,000 to Mr. Coleman, and $10,000 to Mr. Duffy.
(4) Includes amount proportionate to that paid to full-time employees under the Company's bonus plan, plus $45,350 to Mr. Ferguson, $3,500 each to Mr. Westberg and Mr. Waller and Mr. Duffy.
(5) Includes taxable and nontaxable moving expenses paid to Mr. Ferguson of $124,608 and to Mr. Westberg of $36,041.
(6) Amount reflects bonus paid by Zell/Chilmark Fund, L.P. on behalf of the Company as a result of negotiations in connection with the recapitalization and change in control of the Company in February 1997.
(7) Mr. Coleman became an executive officer of the Company in April 1998 and left in September 1999.

BOARD COMPENSATION

     Non-employee directors of the Company are paid a $2,000 fee for each board meeting attended by that director and a $500 fee for each committee meeting attended by that director, whether attended in person or via telephone and a quarterly retainer of $2,500.

OPTION GRANTS IN LAST FISCAL YEAR

       None of the people named in the Summary Compensation Table were granted options during 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                                Number of                   Value of Unexercised
                                                         Securities Underlying                 In-the-Money
                            Shares                        Unexercised Options                   Options at
                          Acquired on      Value           At December 31, 1999           At December 31, 1999 (1)
                            Exercise      Realized     ---------------------------    -------------------------------
Name                          #             ($)        Exercisable   Unexercisable    Exercisable       Unexercisable
----                      -----------     --------     -----------   -------------    -----------       -------------
Robert R. Ferguson III      -                -           747,590       -                1,620,775         -
Steven Westberg             -                -           40,358        67,199           87,496            145,687
Jonathan S. Waller          -                -           11,200        16,800           24,282            36,422
Mark J. Coleman             -                -           -             -                -                 -
Thomas Duffy, Jr.           -                -           11,200        16,800           24,282            36,422

(1) The closing price for the Common Stock as reported on December 31, 1999 was $6.188. The value of unexercised in-the-money options is the difference between the per share option exercise price and $6.188 multiplied by the number of shares of Common Stock underlying in-the-money options.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

         This report of the Compensation Committee (the "Compensation Committee") shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee of the Board of Directors was formed in August, 1998 and until November 1999 consisted of Messrs. Wolf and Harding-Brown, each of whom was an independent non-employee director. Mr. Wolf resigned from the Board of Directors in November, 1999 and his position on the Compensation Committee has not yet been filled. The Compensation Committee administers the Company's executive compensation programs, monitors corporate performance and its relationship to compensation of executive officers, and makes appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

         The Company was formed in 1993 as a private company and experienced two ownership changes and two senior management changes in the period July 1994 to February 1997. The Company became publicly held in December 1997 and one of its key missions was to stabilize management and to focus the management on the Company's primary business objectives. One of the Company's strengths contributing to its operating results since February 1997 is a strong management team, many of whom have extensive airline experience or have been with the Company for several years. The Committee believes that low executive turnover has been instrumental to the Company's operating results, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued favorable results of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

         The compensation program reflects the following principles:

         o Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

         o Compensation should be aligned with increasing stockholder value and corporate profitability.

         o Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

         o Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

         The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

         The Company's salary levels are conservative and are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job. The President and the Senior Vice Presidents of the Company received no salary increases in 1997. In 1999, the President of the Company received a retroactive salary increase attributable to 1998 pursuant to Board of Director approval (with Mr. Ferguson abstaining) and upon the recommendation of the Compensation Committee. The Senior Vice Presidents of the Company received salary increases in 1998 and 1999 in accordance with a merit-based system utilized for all administrative and salaried personnel of the Company with minor adjustments thereto. In 1999 this merit based system used an average increase rate of 3%.

INCENTIVES

         Incentives consist of cash awards and stock options. In 1999, cash awards were paid to the Company's executives under the Company's Profit Sharing and Bonus Program, which included all eligible employees of the Company. The Profit Sharing and Bonus Program has allowed the Company's Board of Directors, in its discretion, to distribute certain amounts based on the Company's annual profits. The Company's executives may be paid additional cash bonuses as determined by the Board of Directors based on factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance.

         The Committee believes that the overall pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees have previously received or may, in the future receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price. The grant of stock options is based primarily on an employee's contribution to the Company's operating results, based on the Committee's discretionary evaluation. Stock options have been or may in the future be granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of stock options vest over a period of time and the holders of these stock options must be employed by the Company for such stock options to vest.

CHIEF EXECUTIVE OFFICER 1999 COMPENSATION

         In 1999, Mr. Ferguson's 1997 salary of $200,000 per year was increased to $275,000 with effect as of September 1, 1998. Mr. Ferguson's 1998 salary of $275,000 per year was not increased in 1999. For the 1998 fiscal year, Mr. Ferguson received a bonus of $235,000, which bonus was paid in 1999. The Board of Directors (with Mr. Ferguson abstaining) approved the particular dollar amount of Mr. Ferguson's 1998 salary increase and bonus in recognition of Mr. Ferguson's significant contributions to the growth, profitability and increased value of the Company in 1997 and 1998. Mr. Ferguson received no new grant of stock options in 1999, although he continues to own options to purchase 747,590 shares of the Company's stock.



TAX EFFECTS

         Changes made in 1993 to the Internal Revenue Code of 1986, as amended (the "Code"), impose certain limitations on the deductibility of executive compensation paid by public companies. In general, under the limitations, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant). Non-deductibility would result in additional tax cost to the Company. It is possible that at least some of the cash and equity-based compensation paid or payable to the Company's executive officers will not qualify for the "performance-based compensation" exclusion under the deduction limitation provisions of the Code. Nevertheless, the Committee anticipates that in making compensation decisions it will give consideration to the net cost to the Company (including, for this purpose, the potential limitation on deductibility of executive compensation).

SUMMARY

         The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are appropriately tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 1999 adequately reflected the Company's compensation goals and policies.

                             COMPENSATION COMMITTEE
                              Gregory Harding-Brown

THE COMPANY'S PERFORMANCE

         The following graph compares the cumulative total return of the Common Stock of Midway Airlines Corporation, the Total Return Index for The Nasdaq Stock Market (US), the Total Return Index for The S&P Small Cap 600 Index and the Total Return Index for Nasdaq Trucking & Transportation Stocks since December 4, 1997. The Company made an initial public offering of Common Stock on December 4, 1997 at $15.50 per share. The graph assumes $100 was invested in each of the Common Stock, the Nasdaq Stock Market (US), the S&P Small Cap 600 and the Nasdaq Trucking & Transportation Stocks on that date. The graph does not take into account trading commissions or taxes.





                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG MIDWAY AIRLINES CORPORATION,
        THE NASDAQ STOCK MARK (U.S.) INDEX, THE S & P SMALLCAP 600 INDEX
                 AND THE NASDAQ TRUCKING & TRANSPORTATION INDEX


        [PERFORMANCE GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]


                                                 Cumulative Total Return
                                            ---------------------------------
                                           12/4/1997    12/97   12/98   12/99

MIDWAY AIRLINES CORPORATION                   100        101      80      41
NASDAQ STOCK MARKET (U.S.)                    100         98     138     250
S&P SMALLCAP 600                              100        102     105     118
NASDAQ TRUCKING & TRANSPORTATION              100        101      91      97






* $100 INVESTED ON 12/4/97 IN STOCK OR ON 11/30/97
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING DECEMBER 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of April 5, 2000, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of the outstanding shares of Common Stock, (ii) named executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                  AMOUNT AND NATURE
                                                  OF BENEFICIAL OWNERSHIP(1)
                                                  -----------------------

        NAME AND ADDRESS OF BENEFICIAL            COMMON
                 OWNER                            STOCK             %
                 -----                            -----           -----

        James H. Goodnight, Ph.D.              2,745,274(2)       31.9%
        SAS Campus Drive
        Cary, North Carolina  27513

        John P. Sall                           1,333,418(2)       15.5%
        SAS Campus Drive
        Cary, North Carolina  27513

        Robert R. Ferguson III                   747,590(3)        8.0%
        2801 Slater Road, Suite 200
        Morrisville, North Carolina  27560

        Dimensional Fund Advisors                489,800(2)        5.7%
        1299 Ocean Avenue
        11th Floor
        Santa Monica, California  90401

        Brinson Partners, Inc.                   462,953(2)        5.4%
        209 South LaSalle Street
        Chicago, Illinois  60604-1295

        Steven Westberg                           62,757             *
        2801 Slater Road, Suite 200
        Morrisville, North Carolina  27560

        Jonathan S. Waller                        17,000(5)          *
        2801 Slater Road, Suite 200
        Morrisville, North Carolina  27560

        Thomas Duffy, Jr.                         16,800(6)          *
        2801 Slater Road, Suite 200
        Morrisville, North Carolina  27560

        W. Greyson Quarles                         1,550             *
        SAS Campus Drive
        Cary, North Carolina  27513

        Gregory J. Robitaille                        500             *
        iDine.com, Inc.
        100 S. Wacker Drive
        Suite 1840
        Chicago, Ill. 60606

        Gregory Harding-Brown                      1,000             *
        Discovery Investment Corporation

        4090 Happy Valley Road
        Lafayette, CA  94549

        Timothy Smith                                  0             0
        100 Weston Estates Way
        Cary, North Carolina   27513


        All Directors and Executive
        Officers as a Group (13 persons)         853,607           9.0%


* Less than 1% of issued and outstanding shares of Common Stock.

(1) Each beneficial owner's ownership of Common Stock and percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by all persons that are exercisable or convertible within 60 days of April 5, 2000 have been exercised or converted.

(2) The amount of Common Stock beneficially owned by Dr. Goodnight, Mr. Sall, Dimensional Fund Advisors and Brinson Partners, Inc. has been determined solely on the basis of the Company's review of Schedule 13D and Schedule 13G filings made pursuant to Regulations 13D-G of the Securities Exchange Act of 1934.

(3) Includes 747,590 shares of Common Stock issuable to Mr. Ferguson upon exercise of an option.

(4) Includes 62,757 shares of Common Stock issuable to Mr. Westberg upon exercise of an option.

(5) Includes 16,800 shares of Common Stock issuable to Mr. Waller upon exercise of an option and 200 shares of Common Stock owned by Mr. Waller's wife and mother-in-law.

(6) Includes 16,800 shares of Common Stock issuable to Mr. Duffy upon exercise of an option.

CERTAIN TRANSACTIONS

         In 1999, the Company engaged the law firm of Fulbright & Jaworski L.L.P. to act as its counsel in connection with its purchase and financing of certain aircraft and in connection with its filings and registrations with the United States Securities and Exchange Commission. The Company has engaged Fulbright & Jaworski L.L.P. to perform similar services for the Company in 2000. Howard Wolf, a senior partner of Fulbright & Jaworski L.L.P. was a member of the Company's Board of Directors until November 1999.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The financial statements of the Company at December 31, 1999, 1998 and 1997 and for the years then ended, appearing in the annual report which accompanies this proxy statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in such annual report.

         Ernst & Young LLP has been selected by the Board of Directors to serve as the Company's independent accountants for the current year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements of ownership and changes in ownership with the Securities and Exchange Commission on Form 3, Form 4, and Form 5. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

         Based solely on a review of such statements and amendments thereto furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that the reporting requirements of Section 16(a) were complied with on a timely basis.

PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholder proxies obtained by the Board of Directors in connection with the annual meeting of shareholders of the Company to be held in 2001 will confer on proxy holders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy unless notice of the matter is provided to the Company's Corporate Secretary in accordance with the following paragraph.

         Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 2001 must be received by the Company's Corporate Secretary at the Company's principal executive offices, not earlier than November 26, 2000 and not later than January 25, 2001 in order to be included in the proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

         The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

         The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                           MIDWAY AIRLINES CORPORATION
                           2801 Slater Road, Suite 200
                              Morrisville, NC 27560

                      PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Robert R. Ferguson III, W. Greyson Quarles, Timothy Smith, Gregory J. Robitaille and Gregory Harding-Brown, or any of them, attorneys and proxies, with power of substitution, to vote all outstanding stock of the undersigned at the Annual Meeting of Shareholders of Midway Airlines Corporation to be held at 10:00 a.m. on Thursday, May 25, 2000, at Embassy Suites, Cary, NC, or any adjournment thereof, on the matters listed below:

1. To elect one (1) Class III Director to a term of three (3) years. The Board intends that the following person shall be nominated to office for a period of three (3) years: Gregory Harding-Brown.

    [   ] FOR                [   ] AGAINST                [   ] ABSTAIN

2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

    [   ] FOR                [   ] AGAINST                [   ] ABSTAIN

                              (Continued and to be signed on the reverse side)

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

                                      THIS PROXY WILL BE VOTED AS DIRECTED
                                      OR, IF NO DIRECTION IS INDICATED
                                      WILL BE VOTED "FOR" THE STATED
                                      PROPOSAL.
                                      ------------------------------------
                                      Signature of Stockholder
                                      ------------------------------------
                                      Signature if held jointly

                                      IMPORTANT: If shares are jointly owned,
                                      both owners should sign. If signing as
                                      attorney, executor, administrator,
                                      trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.